Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

N-2

TRINITY CAPITAL INC.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.001 par value	(1)	Other		$		$0.0001531	$0.00				$
Fees to be Paid	Equity	Preferred Stock, $0.001 par value	(2)	Other				0.0001531	0.00
Fees to be Paid	Other	Warrants	(3)	Other				0.0001531	0.00
Fees to be Paid	Equity	Subscription Rights	(4)	Other				0.0001531	0.00
Fees to be Paid	Debt	Debt Securities	(5)	Other				0.0001531	0.00
Carry Forward Securities
Carry Forward Securities	Other	Unallocated (Universal) Shelf	(6)	415(a)(6)		$	$750,000,000.00	0.0001531	$110,700.00	N-2	333-275970	02/07/2024		$6,642.00

Total Offering Amounts:							$0.00		0.00
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$0.00

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Offering Note(s)

(1)	There is being registered hereunder an indeterminate aggregate initial offering price or number of the securities of each identified class as may be sold, from time to time, which includes such indeterminate number of such securities as may, from time to time, be issued upon conversion, redemption, repurchase, exchange or exercise of other securities registered hereunder, to the extent any such other securities are, by their terms, convertible or exchangeable for such securities, including under any applicable anti-dilution provisions; warrants include an indeterminate number of warrants as may be sold, from time to time separately or in combination with other securities registered hereunder, representing rights to purchase common stock, preferred stock or debt securities.

In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of all of the registration fees and will pay any registration fees subsequently in advance or on a pay-as-you-go basis.
(2)	See Footnote 1.
(3)	See Footnote 1.
(4)	See Footnote 1.
(5)	See Footnote 1. Debt securities may be issued at original issue discount.
(6)	Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes $45,000,000 of unsold securities of the Registrant that were previously registered on the Registrant’s Registration Statement on Form N-2 (File No. 333-275970) (the “Unsold Securities”), which was initially filed with the Securities and Exchange Commission (the “SEC”) on December 8, 2023, as amended on February 1, 2024, and declared effective by the SEC on February 7, 2024 (the “Prior Registration Statement”). The Registrant previously paid a filing fee in the aggregate of $6,642 relating to the Unsold Securities. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities registered under the Prior Registration Statement will be deemed terminated as of the effective date of this Registration Statement.